Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Duluth Holdings Inc. (the “Company”) for the period ending February 1, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Heena Agrawal, Chief Financial Officer and Interim Chief Accounting Officer, of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 20, 2026	By:	/s/ Heena Agrawal
Heena Agrawal
Chief Financial Officer and Interim Chief Accounting Officer